EXHIBIT 5.1

[Buchanan Ingersoll & Rooney Letterhead]

April 4, 2018

Smith Micro Software, Inc.

51 Columbia

Aliso Viejo, CA 92656

Re:  Registration Statement on Form S-3 Filed by Smith Micro Software, Inc.

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Smith Micro Software, Inc., a Delaware corporation (the “Corporation”), on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement covers the resale of 7,105,612 shares of the Corporation’s common stock, $0.001 par value per share (“Common Stock”), including an aggregate of 2,857,144 shares of Common Stock (the “Shares”), an aggregate of 3,046,708 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of outstanding warrants to purchase shares of Common Stock (the “Warrants”) and 1,201,760 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the Series B 10% Convertible Preferred Stock (the “Series B Preferred Stock”) issued to the selling stockholders.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

We have acted as counsel for the Corporation in connection with the Registration Statement.  We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including any exhibits thereto. We have also examined and relied upon the certificate of incorporation, as amended to date (the “Certificate of Incorporation”) and the amended and restated bylaws (the “Bylaws”) of the Corporation, the Warrants, the definitive documents executed in connection with the issuance of the Series B Preferred Stock and certain resolutions of the Board of Directors of the Corporation as provided to us by the Corporation (the “Authorizing Resolutions”), and originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Corporation. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Corporation and of its officers, directors and other representatives.  We have assumed that the Corporation will continue to be presently subsisting in good standing, and will continue to have the requisite legal status and legal capacity, under the laws of the State of Delaware, and that the Corporation has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America in connection with the transactions contemplated by the Registration Statement.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each Warrant Share and Conversion Share, the Certificate of Incorporation, the Bylaws and the Warrants, as applicable, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the following opinions:

1.       The Shares have been duly authorized by all requisite corporate action on the part of the Corporation under the Delaware General Corporation Law (the “DGCL”) and are validly issued, fully paid and non-assessable.

2.       The Warrant Shares have been duly authorized by all requisite corporate action on the part of the Corporation under the DGCL and, when the Warrant Shares are delivered and paid for in accordance with the terms of the Warrant and when evidence of the issuance thereof is duly recorded in the Corporation’s books and records, the Warrant Shares will be validly issued, fully paid and non-assessable.

3.       The Conversion Shares have been duly authorized by all requisite corporate action on the part of the Corporation under the DGCL and, when the Conversion Shares are delivered to and paid for in accordance with the terms of the Certificate of Incorporation and when evidence of the issuance thereof is duly recorded in the Corporation’s books and records, the Conversion Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the laws of the State of Delaware applicable to business corporations (including reported cases under applicable statutory provisions).  Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we express no opinion with respect to compliance by the Corporation with federal securities laws or the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction, including with respect to antifraud laws relating to the sale of securities.

This opinion is rendered as of the date first written above, based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, whether by implication or otherwise, as to any other matters relating to the Corporation, the Shares, the Warrant Shares, the Conversion Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Corporation may have under or in respect of the Shares, the Warrant Shares, the Conversion Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in any Prospectus supplement under the caption “Legal Matters.”

In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Buchanan Ingersoll & Rooney PC

By:      /s/  Jennifer R. Minter
       Jennifer R. Minter
       Assistant Vice President – Opinions